UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): May 30, 2012 (May 30, 2012)

Valeant Pharmaceuticals International, Inc.

(Exact name of registrant as specified in its charter)

Canada	001-14956	98-0448205
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S Employer Identification No.)

4787 Levy Street,

Montreal, Quebec

Canada H4R 2P9

(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code): (514) 744-6792

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 30, 2012 the Company held its Annual Meeting. At the Annual Meeting, the shareholders of the Company voted on the following six proposals, each of which is described in detail in the Proxy Statement. The results of each matter voted upon are as follows:

Proposal No. 1: Election of Directors. The following individuals were elected to the Company’s Board of Directors:

Name	For	Withheld	Broker Non-Votes
Ronald Farmer	238,259,900	432,533	19,260,347
Robert A. Ingram	234,611,761	4,080,672	19,260,347
Theo Melas-Kyriazi	237,422,145	1,270,288	19,260,347
G. Mason Morfit	238,069,970	622,463	19,260,347
Laurence E. Paul	237,948,717	743,716	19,260,347
J. Michael Pearson	232,764,713	5,927,720	19,260,347
Robert N. Power	238,099,133	593,300	19,260,347
Norma A. Provencio	237,424,311	1,268,122	19,260,347
Lloyd M. Segal	238,226,188	466,245	19,260,347
Katharine B. Stevenson	237,329,728	1,362,705	19,260,347

Proposal No. 2: Advisory Vote on Executive Compensation. The shareholders approved, on a non-binding advisory basis, the compensation of the Company’s Named Executive Officers as disclosed in the Proxy Statement.

For	Against	Abstain	Broker Non-Votes
228,874,096	9,163,249	655,088	19,260,347

Proposal No. 3: Appointment of the Independent Registered Public Accounting Firm. The shareholders appointed the PricewaterhouseCoopers LLP (United States) as the Company’s independent registered public accounting firm to serve until the close of the 2013Annual Meeting of Shareholders and authorized the Board of Directors to fix the auditors’ remuneration.

For	Withhold	Broker Non-Votes
254,034,665	3,918,115	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALEANT PHARMACEUTICALS INTERNATIONAL, INC.

Date: May 30, 2012	By:	/s/ Robert Chai-Onn
Robert Chai-Onn
Executive Vice President, General Counsel